Exhibit 10.2

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

UNSECURED Convertible PROMISSORY NOTE and guaranty

$2,000,000.00	Dated as of: September 15, 2020

Article I
GENERAL

1.1. General.

ProPhase Labs, Inc. (the “Company”), for value received, hereby promises to pay to the order of JUSTIN J. LEONARD or such holder’s successors and assigns (the “Holder”), the principal amount of Two Million Dollars ($2,000,000.00) (the “Loan”), together with interest thereon calculated from the Closing Date hereof in accordance with the provisions of this promissory note (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, this “Note”).

1.2. Defined Terms.

As used in this Note:

(a) “Affiliate” shall mean any Person that, directly or indirectly, through one or more intermediaries, is in control of, is controlled by, or under common control with the Person specified. “Affiliate” of any Person also includes any of his or her immediate family, including spouse, and their respective lineal descendants.

(b) “Business Day” shall mean any day other than Saturday, Sunday or days on which commercial banks in New York, New York are authorized or required by law to close.

(c) “Closing Date” shall mean the date on which the Company first receives the proceeds of the Loan.

(d) “Company” shall have the meaning ascribed to such term in Section 1.1.

(e) “Conversion Price” means $3.00.

(f) “Conversion Stock” means the Company’s Common Stock, par value $0.0005.

(g) “Event of Default” shall have the meaning ascribed to such term in Section 3.1 hereof.

(h) “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

(i) “Guarantor” means Pharmaloz Manufacturing, Inc.

(j) “Holder” shall have the meaning ascribed to such term in Section 1.1 hereof.

(k) “Interest Rate” shall mean ten percent (10%) per annum.

(l) “Lien” means any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon any property or assets of the Company, whether now owned or hereafter acquired.

(m) “Maturity Date” shall mean the thirty-six (36) month anniversary of the Closing Date.

(n) “Note Register” means the register or other ledger maintained by the Company that records the record owners of the Notes.

(o) “Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Company arising under or in connection with this Note and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 3.1(b), whether or not allowed in such proceeding) on the Loan.

(p) “Party” means each of the Company, the Guarantor and the Holder.

(q) “Payment Date” shall mean (x) each March 31st, June 30th, September 30th and December 31st beginning with December 31, 2020 during the term of the Loan and (y) the Maturity Date.

(r) “Permitted Liens” means: (a) Liens for taxes, assessments or other governmental charges that are not yet due and payable or are being contested in good faith by appropriate proceedings and as to which the Company has set aside adequate reserves; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable; (c) Liens to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than capitalized leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property; (d) any attachment or judgment Lien (provided that such Lien does not result in an Event of Default hereunder); and (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company (provided that such Liens do not, in the aggregate, materially detract from the value of such property).

(s) “Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

Article II
NOTE PROVISIONS

2.1. Maturity Date

The outstanding principal balance of the Loan, together will all accrued and unpaid interest thereon, shall be due and payable on the Maturity Date.

2.2. Interest

Except as otherwise provided herein, on and after the Closing Date, interest on the outstanding principal balance of the Loan shall accrue at the rate per annum equal to the Interest Rate from the date the Loan was made until payment in full of the Loan, whether at maturity, upon acceleration, by prepayment or otherwise. Interest on the Loan shall be computed on the basis of the actual number of days the principal is outstanding on the basis of a 365-day or 366-day year, as is applicable. Interest shall accrue on the Loan on the day on which such Loan is made, and shall not accrue on the day on which, the Loan or any portion of the Loan, is paid. Interest on the Loan shall be due and payable in arrears on each Payment Date and at such other times as may be specified herein.

2.3. Payments

(a) All payments of interest and principal (other than payment by way of conversion) shall be in lawful money of the United States of America to Holder, at the address specified in this Note, or at such other address as may be specified from time to time by Holder in a written notice delivered to the Company. If any payment under this Note shall come due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest.

(b) Amounts prepaid or repaid may not be reborrowed.

2.4. Termination of Commitment; Prepayments.

(a) At any time prior to the Closing Date, the Company may elect to terminate this Note and the related commitments and Obligations without premium or penalty.

(b) At any time after the Closing Date and prior to the Maturity Date, the Company may prepay the Loan in whole or in part without premium or penalty upon seven (7) Business Days’ prior notice to the Holder; provided however that after the Closing Date and prior to the date that is the thirteen (13) month anniversary of the Closing Date, the Loan may only be repaid with the consent of the Holder.

2.5. Conversion; Issuance of Conversion Stock.

(a) On and after the date that is the thirteen (13) month anniversary of the Closing Date and prior to the Maturity Date, the Holder shall have the right, at the Holder’s sole option, at any time and from time to time, to convert up to Six Hundred Thousand Dollars ($600,000.00) of this Note into shares of Conversion Stock at a price equal to the Conversion Price. No fractional shares will be issued upon conversion of this Note. If upon conversion of this Note, a fraction of a share would otherwise result, then in lieu of such fractional share the Company will pay the cash value of that fractional share, calculated on the basis of the Conversion Price. The date of any conversion pursuant to this Section 2.5(a) shall be referred to herein as a “Conversion Date”.

(b) Upon the conversion, or partial conversion, of this Note, the Company will deliver to the Holder, or Holder’s authorized designee, no later than two (2) Business Days after the Conversion Date, a certificate or certificates (which certificate(s) shall be free of restrictive legends and trading restrictions if the shares of Conversion Stock underlying the portion of the Note being converted are eligible under a resale exemption pursuant to Rule 144(b)(1)(ii) and Rule 144(d)(1)(ii) of the Securities Act) representing the number of shares of Conversion Stock being acquired upon the conversion of this Note. In lieu of delivering physical certificates representing the shares of Conversion Stock issuable upon conversion of this Note, provided the Company’s transfer agent is participating in DTC’s FAST program, the Company shall instead use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its DWAC program (provided that the same time periods herein as for stock certificates shall apply).

(c) Upon conversion of this Note, or any portion thereof, all rights with respect to this Note, or the converted portion of this Note, as applicable, shall terminate upon the issuance of the applicable shares of the Conversion Stock, whether or not this Note has been surrendered. Notwithstanding the foregoing, Holder agrees to surrender this Note to the Company for cancellation as soon as is possible following any conversion, or partial conversion, of this Note. Holder shall not be entitled to receive the shares of Conversion Stock to be issued upon conversion, or partial conversion, of this Note until the original of this Note is surrendered to the Company.

(d) Issuance of Conversion Stock to the Holder, or any of its assignees, upon the conversion of this Note shall be made without charge to the Holder for any issuance fee, transfer tax, postage/mailing charge or any other expense with respect to the issuance of such Conversion Stock. The Company shall pay all transfer agent fees incurred from the issuance of the Conversion stock to the Holder.

(e) This Note does not by itself entitle Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a stockholder of the Company for any purpose.

(f) On and after the Closing Date, the Company covenants that it will at all times reserve and keep available for Holder, out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, the number of shares of Conversion Stock as shall be issuable upon the conversion of this Note (the “Required Reserve”). The Company covenants that on and after the Closing Date all shares of Conversion Stock that shall be issuable will, upon issue, be duly authorized, validly issued, fully-paid, non-assessable and freely-tradable (if eligible).

2.6. Guarantee. After the Closing Date, in the event that following the Maturity Date the Company fails to deliver any payments in accordance with the terms hereof, then, in such case, Guarantor hereby guarantees to the Holder the payment of all sums required to be paid by the Company under this Note and not paid by the Company, provided that no sums shall be guaranteed hereunder which shall already have been paid by the Company under the term of this Note or that have been previously paid by the Guarantor.

Article III
EVENTS OF DEFAULT

3.1. Events of Default.

The occurrence of each of the following events or circumstances after the Closing Date shall constitute an “Event of Default”:

(a) the Company or the Guarantor shall fail to pay principal amount of the Loan when due and such failure continues for a period of at least ten (10) Business Days; or

(b) the Company shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and in the case of any such proceeding instituted against the Company such proceeding shall not be stayed or dismissed within ninety (90) days from the date of institution thereof.

3.2. Action upon any Event of Default.

If any Event of Default shall occur and while such Event of Default is continuing, the Holder, may at its option and upon notice to the Company and the Guarantor declare the entire outstanding principal amount of the Loan, together with any accrued but unpaid interest owing thereunder immediately due and payable the entire outstanding principal amount of this Note, together with accrued but unpaid interest thereon,.

Article IV
COVENANTS AND OTHER PROVISIONS

4.1. Covenants.

(a) Lien Covenant. After the Closing Date and continuing during the time principal amounts are outstanding under this Note, Company shall not create, incur, assume or permit to exist, directly or indirectly, any (i) Lien securing Indebtedness for borrowed money except Permitted Liens, (ii) Liens securing obligations other than Indebtedness for borrowed money and (ii) other Liens which do not secure indebtedness for borrowed money as to which the aggregate amount of the obligations secured thereby at any one-time outstanding does not exceed $250,000.

(b) Divestment covenant. If after the Closing Date any assets of the Company are divested (other than the sale of assets in the ordinary course of the Company’s business consistent with past practices), the proceeds of such sale shall be utilized for general working capital purposes and may not be distributed/re-invested other than as short term cash and cash equivalents without the prior approval of the Holder. The restrictions of this Section 4.1(b) are not applicable to the proceeds of the sale of the Company’s headquarters and facilities in Doylestown, Pennsylvania, which sale transaction is pending.

4.2. Waivers, Amendments, etc.

The provisions of this Note may from time to time be amended, modified or waived if such amendment, modification or waiver is in writing and executed by the Parties.

4.3. Notices.

All notices, requests or communications required or permitted to be given, sent or delivered to any of the parties to this Agreement shall be in writing and shall be deemed to have been given, sent or delivered, subject to the further provisions of this 3, (a) the same day, when presented personally to such party or emailed, (b) the next Business Day, when sent by nationally recognized overnight delivery service or (c) the third Business Day following mailing, when sent by first class U.S. mail, to such party at its address set forth below, in each case, it being understood that a receipt of any notice on any day other than a Business Day or after 5:00 p.m. (in the recipient’s time zone) on any day shall be deemed to have been received, or as context may require, given, on the next Business Day.

If to the Company or the Guarantor, addressed to the Company:

ProPhase Labs, Inc.
621 N. Shady Retreat Road,

Doylestown, PA, 18901
Attention: Ted Karkus
Telephone: (215) 345-0919
Email: karkus@prophaselabs.com

If to the Holder, addressed to it:

Justin J. Leonard

702 Saddlewood Lane

Houston, TX 77024
Telephone: (713) 775-2975
Email: leonardjustinsr@gmail.com

or to such other persons or entities or addresses as any one Party may request or notify the other Party from time to time.

4.4. Severability.

Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction.

4.5. Headings.

The headings of this Note are inserted for convenience only and shall not affect the meaning or interpretation of this Note or any provisions hereof.

4.6. Replacement of Note.

Upon the Company’s receipt of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note and, in case of loss, theft or destruction, of an indemnity reasonably satisfactory to it, or, in the case of mutilation, upon surrender and cancellation of this Note, and in all cases upon reimbursement to the Company of all reasonable expenses incidental thereto, the Company will make and deliver a new Note of like tenor in lieu of this Note.

4.7. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF NEW YORK. All disputes and controversies between the parties hereto arising out of or in connection with or relating to this Note or any matters described or contemplated herein shall be handled at a proceedingS IN COURTS IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. Each of the parties expressly consents to the foregoing jurisdiction and agrees to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, THE SECURITY AGREEMENT OR ANY OTHER DOCUMENT RELATING THERETO AND FOR ANY COUNTERCLAIM THEREIN.

4.8. Entire Understanding.

This Note constitutes the entire understanding and agreement between the parties hereto concerning the subject matter hereof. All negotiations and writings between the parties with respect to the subject matter hereof are merged into this Note, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto between the parties other than those incorporated herein or to be delivered hereunder.

4.9. Usury Laws.

It is the intention of the Company, the Guarantor and the Holder of this Note to conform strictly to all applicable usury laws now or hereafter in force, and if at any time and for any reason the interest rate payable on the Loan shall exceed the maximum legal amount permitted to be charged under applicable usury laws such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable law and that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable law shall be deemed a voluntary prepayment of principal (provided, however, that Prepayment Penalty shall be due with respect to any such amounts so prepaid).

4.10. Successors; Restrictions on Transfer; Transfer Mechanics.

(a) This Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither the Company nor Holder may assign, sell, pledge or otherwise transfer its rights or obligations under this Note without the prior written consent of the other party, which consent may be withheld in the other party’s sole discretion and any transfer shall be subject to the restrictions on transfer described below.

(b) This Note has not been registered under the Securities Act, or the securities laws of any state or other jurisdiction. Neither this Note nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of (a “Transfer”) in the absence of such registration or unless (i) such transaction is exempt from, or not subject to, registration under the Securities Act or the securities laws of any state or other jurisdiction and (ii) is made in compliance with applicable federal and state statutory resale restrictions, if any. The Holder by its acceptance of this Note agrees that it shall not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of this Note or any portion thereof or interest therein and then (other than with respect to a Transfer pursuant to a registration statement that is effective at the time of such Transfer) only (A) to the Company, (B) to an Affiliate of the Holder, (C) to a Person it reasonably believes to be an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, or (D) pursuant to a transaction in compliance with Rule 144 or Rule 144A under the Securities Act, and in the case of (B), (C) and (D) above in which the transferor furnishes the Company with such certifications, legal opinions or other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as applicable.

(c) The Holder represents that it is an “accredited investor” within the meaning of Rule 501 of the Securities Act. The Holder has been advised that this Note has not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Holder is aware that the Company is under no obligation to effect any such registration or to file for or comply with any exemption from registration. The Holder has not been formed solely for the purpose of making this investment and is acquiring the Note for its own account for investment, and not with a view to, or for resale in connection with, the distribution thereof.

(d) The Company shall cooperate with the Holder and take all actions reasonably necessary to effectuate any Transfer of this Note by the Holder that is permitted under Section 4.10 (b) above.

(e) The transfer of this Note is registrable on the Note Register upon surrender of this Note for registration of transfer at the address of the Company identified in Section 4.3 of this Note (the “Designated Office”), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Such Notes are issuable only in registered form without coupons in denominations of $50,000. No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith. Prior to due presentation of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

(f) Upon presentation of this Note for registration of transfer at the Designated Office accompanied by (i) certification by the transferor that such transfer is in compliance with the terms hereof and (ii) by a written instrument of transfer in a form approved by the Company executed by the Holder, in person or by the Holder’s attorney thereunto duly authorized in writing, and including the name, address and telephone and fax numbers of the transferee and name of the contact person of the transferee, such Note shall be transferred on the Note Register, and a new Note of like tenor and bearing the same legends shall be issued in the name of the transferee and sent to the transferee at the address and c/o the contact person so indicated. Transfers and exchanges of Notes shall be subject to such additional restrictions as are set forth in the legends on the Notes and to such additional reasonable regulations as may be prescribed by the Company as specified in this Section 4.10. Successive registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Note register.

4.11. Waiver.

Except as otherwise provided for in this Note, and to the fullest extent permitted by applicable law, Company waives presentment, notice, demand and protest, and notice of non-payment, presentment, dishonor, acceleration of maturity and diligence in connection with the enforcement of this Note or the taking of any actions to collect sums owing hereunder. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege at any other time. All rights and remedies existing hereunder are cumulative.

4.12. Counterparts.

This Note may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Note shall become effective when counterparts hereof executed on behalf of all of the signatories hereto, shall have been received by the Holder. Delivery of an executed counterpart of a signature page to this Note by email (e.g. “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Note.

4.13. No Recourse Against Others. No director, officer, employee or stockholder, as such, of neither the Company not the Guarantor shall have any liability for any obligations of the Company or the Guarantor under this Note or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder by accepting this Note waives and releases all such liability. This waiver and release are part of the consideration for the issue of this Note.

4.14. Attorney’s Fees and Costs.

Each Party is obligated to pay its own costs and expenses in connection with this Note (including fees and expenses of counsel and costs incurred by the Holder in connection with enforcement).

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned Parties have duly executed and delivered this Note as of the date first written above.

COMPANY:

PROPHASE LABS, INC.

By:	/s/ Ted Karkus
Name:	Ted Karkus
Title:	Chief Executive Officer

Guarantor:

PHARMALOZ MANUFACTURING, INC.

By:	/s/ Ted Karkus
Name:	Ted Karkus
Title:	Chief Executive Officer

HOLDER:

/s/ Justin J. Leonard
Justin J. Leonard